Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 13, 2015, in this Registration Statement (Form S-1) and related Prospectus of ZS Pharma, Inc. for the registration of $150,000,000 of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas

March 13, 2015